As filed with the Securities and Exchange Commission on July 10, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	520 Zang Street, Suite D Broomfield, CO 80021 (Address of Principal Executive Offices Including Zip Code)	84-1303469 (I.R.S. Employer Identification No.)

Noodles & Company Employee Stock Purchase Plan

(Full title of the plan)

Kevin Reddy
Chairman & Chief Executive Officer
520 Zang Street, Suite D

Broomfield, CO  80021

(Name and address of agent for service)

(720) 214-1900

(Telephone  number, including area code, of agent for service)

Copy to:

Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY  10166
Tel: (212) 351-4000
Fax: (212) 351-4035

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.01 par value per share
—To be issued under the Noodles & Company Employee Stock Purchase Plan	750,100	$41.43	(2)	$31,076,643.00	$4,238.85

(1)                       Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the Noodles & Company Employee Stock Purchase Plan, as a result of any stock split, stock dividend, recapitalization or other similar transactions that increases the number of outstanding shares of the Class A Common Stock.

(2)                       Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

PART I

The documents containing the information specified by Part I, Items 1 and 2, of Form S-8 have been or will be delivered to participants in the plan covered by this Registration Statement, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8.  In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

Noodles & Company (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

(a)           The Registrant’s prospectus, dated June 27, 2013, filed with the Commission pursuant to Rule 424(b) under the Securities Act, in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-188783) that contains audited financial statements for the latest fiscal year;

(b)           The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 25, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  In no event, however, will any information that the Registrant discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.  To the fullest extent permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages based on a breach of fiduciary duty.  Additionally, the Registrant may not retroactively amend, alter or repeal this provision of its amended and restated certificate of incorporation to reduce its indemnification obligations to any director, as such amendment shall be prospective only and will not limit or eliminate an indemnification right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to the amendment or repeal.  Further, the Registrant’s amended and restated bylaws provide for indemnification of its directors and officers, and those serving as directors, officers, employees, agents and trustees of another entity at the request of the Registrant, to the fullest extent permitted by the DGCL.  In addition, the Registrant has approved entry into indemnification agreements with its directors and certain officers containing provisions that provide for the maximum indemnity allowed by Section 145 of the DGCL and certain additional procedural protections.  The indemnification agreements may require the Registrant to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant will also maintain directors’ and officers’ insurance, to the extent practicable, to insure such persons against certain liabilities.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation

4.2*	Amended and Restated Bylaws

4.3*	Noodles & Company Employee Stock Purchase Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

*Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-188783), as declared effective on June 27, 2013.

Item 9.           Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado on July 10, 2013.

NOODLES & COMPANY

By:	/s/ PAUL STRASEN
Paul Strasen
Executive Vice President, General Counsel and
Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith Kinsey, Dave Boennighausen and Paul Strasen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN REDDY	Chairman and Chief Executive Officer (principal executive officer)	July 10, 2013
Kevin Reddy

/s/ KEITH KINSEY	President, Chief Operating Officer and Director	July 10, 2013
Keith Kinsey

/s/ DAVE BOENNIGHAUSEN	Chief Financial Officer (principal financial officer)	July 10, 2013
Dave Boennighausen

/s/ KATHY LOCKHART	Vice President and Controller (principal accounting officer)	July 10, 2013
Kathy Lockhart

/s/ SCOTT DAHNKE	Director	July 10, 2013
Scott Dahnke

/s/ STUART FRENKIEL	Director	July 10, 2013
Stuart Frenkiel

/s/ JAMES PITTMAN	Director	July 10, 2013
James Pittman

/s/ JAMES RAND	Director	July 10, 2013
James Rand

/s/ ANDREW TAUB	Director	July 10, 2013
Andrew Taub

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation

4.2*	Amended and Restated Bylaws

4.3*	Noodles & Company Employee Stock Purchase Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

*Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-188783), as declared effective on June 27, 2013.